                                        Exhibit 99
                                Form 4 Joint Filer Information
Name:                                        Global Innovation Manager, LLC
Relationship to Issuer:                        Manager of Global Innovation Partners, LLC
Address:                                2730 Sand Hill Road, Suite 280
                                        Menlo Park, CA 94025

Designated Filer:                        Global Innovation Partners, LLC
Issuer & Ticker Symbol:                        Digital Realty Trust, Inc. (DLR)
Date of Event Requiring Statement:        November 3, 2004

                                        Signature:        /s/ Richard Magnuson
                                        Date:                November 5, 2004
                                        By:                Richard Magnuson
                                        Title:                Executive Managing Director

The reporting person directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, to be the indirect beneficial owner of the Common Units owned by Global Innovation Partners, LLC and, therefore, a "ten percent holder" hereunder.
The reporting person disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein, and this report shall not be deemed an admission that the reporting person is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.